EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of CafePress Inc. is filed on behalf of each of us.

Dated: February 11, 2014

INSTITUTIONAL VENTURE PARTNERS XI, L.P.

By:	Institutional Venture Management XI, LLC
Its:	General Partner

By:	/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact

INSTITUTIONAL VENTURE PARTNERS XI GmbH & CO. BETEILIGUNGS KG

By:	Institutional Venture Management XI, LLC
Its:	Managing Limited Partner

By:	/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact

INSTITUTIONAL VENTURE MANAGEMENT XI, LLC

By:	/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Todd C. Chaffee

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Reid W. Dennis

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Norman A. Fogelsong

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Stephen J. Harrick

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for J. Sanford Miller

/s/ Melanie Chladek
Melanie Chladek, Attorney-in-Fact for Dennis B. Phelps